Exhibit 10.22

LICENSE AGREEMENT

THIS AGREEMENT, effective this 31st day of January, 2003, (“the Effective Date”) is entered into by AVANT IMMUNOTHERAPEUTICS, INC., (“AVANT” or “LICENSEE” herein) a Delaware corporation having its principal place of business at 119 Fourth Avenue, Needham, MA 02494, and ELAN DRUG DELIVERY LIMITED (“ELAN” or “LICENSOR” herein) an English corporation having its registered office at 1 Mere Way, Ruddington, Nottingham NG11 6JS, England.

WHEREAS, LICENSOR has or stands to acquire by assignment from UPT Asset Holdings, LLC certain PATENT RIGHTS (as defined below) pertaining to methods for preserving or stabilizing active ingredients as described in patent applications, granted or otherwise, listed in Schedule A attached hereto (“Elan Patent Applications”); in patent applications, granted or otherwise, listed in Schedule B attached hereto (“Related UPT Applications”); and in patent applications, granted or otherwise, listed in Schedule C attached hereto (“Elan Stabilization Patents”), in respect of which it is prepared to grant a license to LICENSEE pursuant to the terms set forth herein.

WHEREAS, LICENSEE wishes to acquire a license under PATENT RIGHTS of LICENSOR.

WHEREAS, LICENSEE stands to acquire by asset transfer from UPT Asset Holdings, LLC certain intellectual property rights listed in Schedule D (the “Transferred Patent Applications”), in respect of which it is prepared to covenant not to assert said intellectual property rights against LICENSOR and entities associated with it, as recited below.

WHEREAS, LICENSOR wishes to secure such a covenant of non-assertion from LICENSEE with respect to the Transferred Patent Applications.

NOW, THEREFORE, in consideration of the mutual covenants, payment and understandings set forth herein and in a Deed of Assignment of Patents and Patent Applications between UPT Asset Holdings, LLC, OCM Principal Opportunities Fund, L.P. and ELAN, and an Asset Purchase Agreement between OCM Principal Opportunities Fund, L.P., UPT Asset Holdings, LLC and AVANT, both executed on even date herewith, LICENSOR and LICENSEE hereby agree as follows:

1. Definitions.

As used herein, the following terms shall have the meanings set forth below:

1.1                                 PATENT RIGHTS means any subject matter that is encompassed by a claim of an APPLICATION or any division, continuation, continuation in part, reissue, substitute, and extension thereof, or any patent issuing therefrom, and any foreign counterparts of any of the foregoing (except for those counterparts included within the Transferred Patent Applications or otherwise not prosecuted or maintained by Elan).

1.2                                 APPLICATION means any of the patents or patent applications listed in Schedule A (attached hereto), Schedule B (attached hereto), or Schedule C (attached hereto), and any divisions, continuations, reissues, substitutes, and extensions thereof.

1.3                                 LICENSED TERRITORY means worldwide.

1.4                                 LICENSED PRODUCT means a product encompassed by PATENT RIGHTS or produced using a process encompassed by PATENT RIGHTS.

1.5                                 LICENSED PROCESS means any method encompassed by PATENT RIGHTS.

1.6                                 AFFILIATE means any legal entity (such as a corporation, partnership, or limited liability company) that controls or is controlled by AVANT or by ELAN.  For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.7                                 AVANT FIELD means all stabilization processes, drying processes and methods of formulation, including but not limited to those involving freeze-drying and/or spray-drying and/or supercritical fluid, and/or preservation and/or delivery of:

(A) vaccines for oral administration for delivery to the gastrointestinal tract (excluding buccal and/or sublingual and/or inhalation routes of administration) or for intravaginal administration, including but not limited to (i) bacterial vaccines and vectors, and (ii) viral vaccines and vectors; and

(B) vaccines for administration to animals (i) via the drinking water, and/or (ii) as a coarse spray, and/or (iii) in the form of eye drops;

(C) vaccines for administration to avian species by any means;

and the vaccines referred to in clauses (A) and (B) and (C) of this paragraph thus stabilized and/or preserved and/or to be delivered.

The AVANT FIELD shall exclude:

(1) the use of Hydrophobically Derivatised Carbohydrates (“HDCs”) (as defined in patent publication WO 96/03978 (international application no. PCT/GB95/01861), “Elan’s Solidose Patent”) where such HDCs are part of either (i) a vaccine formulation administered in solid form or (ii) a vaccine formulation administered in liquid form where the HDCs are not in solution; and

(2) the ELAN FIELD as described below.

1.8                                 ELAN FIELD means all stabilization processes, drying processes and methods of formulation, including but not limited to those involving freeze-drying and/or spray-drying and/or supercritical fluid, and/or preservation and/or delivery of:

(A) vaccines and/or active pharmaceutical ingredients for administration (i) by injection, including but not limited to intra-epidermal, intra-dermal, sub-cutaneous, intra-muscular and intra-peritoneal administration; (ii) into, onto and/or across the skin, including but not limited to intra-epidermal, intra-dermal, sub-cutaneous, intra-muscular and intra-peritoneal administration; (iii) to and/or via the nasal cavity and/or pulmonary tract; and/or (iv) by buccal and/or sub-lingual routes of administration (excluding oral administration for delivery to the gastrointestinal tract);

(B) blood factors including but not limited to Factor VIII;

(C) blood cells including but not limited to platelets;

(D) materials used in connection with the diagnosis of disease and/or genetic disorders;

(E) materials used in connection with the measurement of glucose in blood, plasma, serum and/or interstitial fluid; and

(F) materials used in connection with the in vitro analysis of human specimens and predictive medicine in pharmacogenomics and the vaccines and/or ingredients, blood factors, blood cells, and/or other materials thus stabilized and/or preserved and/or to be delivered.

The ELAN FIELD shall exclude the AVANT FIELD.

2. Grant of Rights.

2.1                                 License Grant.

LICENSOR hereby grants to LICENSEE:

(1) a worldwide, royalty-free, exclusive license in the AVANT FIELD under Elan Patent Applications and Related UPT Applications to make, have made, use, sell, offer to sell, have sold, and import LICENSED PRODUCTS and to practice LICENSED PROCESSES;

(2) a worldwide, royalty-free, non-exclusive license under Elan Patent Applications and Related UPT Applications in all fields of use excluding the ELAN FIELD to make, have made, use, sell, offer to sell, have sold, and import LICENSED PRODUCTS and to practice LICENSED PROCESSES;

(3) a worldwide, royalty-free, non-exclusive license in the AVANT FIELD under Elan Stabilization Patents to make, have made, use, sell, offer to sell, have sold, and import LICENSED PRODUCTS and to practice LICENSED PROCESSES;

(4) a worldwide, royalty-free license under Elan Patent Applications (Schedule A) and Related UPT Applications (Schedule B),  for the benefit of Stratagene, as licensee from Universal Preservation Technologies, Inc. (“UPT”) in the field described in the Exclusive License Agreement dated March 1, 2002, and as amended, by and between UPT and Stratagene (“the Stratagene License Agreement”, copy attached as Schedule E) to make, have made, use, sell, offer to sell, have sold, and import Licensed Products as such term is defined in the Stratagene License Agreement.

LICENSOR further agrees that subsequent to October 24, 2002, no additional or further licenses under the Elan Patent Applications or the Related UPT Applications have been or will be granted by LICENSOR  with respect to the manufacture, use, sale, offer for sale, and importation of Licensed Products (as such term is defined in the Stratagene License Agreement) within the Licensed Field (as such term is defined in the Stratagene License Agreement).

LICENSEE acknowledges that, through the Asset Purchase Agreement, LICENSEE shall be assigned the Development and License Agreement entered into between American Home Products Corporation, acting through its Fort Dodge Animal Health division (“FDAH”), and Universal Preservation Technologies(“UPT”) dated August 25, 1998, which agreement granted a license from UPT to FDAH of certain UPT patents and patent applications now being assigned to Elan pursuant to the Deed of Assignment and licensed to Avant pursuant to this  LICENSE AGREEMENT.  The field of said FDAH-UPT agreement is limited to avian vaccines and does not extend to vaccines for administration to humans.

LICENSEE further acknowledges and agrees that, except as specifically provided above, no other license is granted or implied under PATENT RIGHTS or any other patent rights, and agrees not to practice PATENT RIGHTS outside of the license grant pursuant to Section 2.1(1) to (4) inclusive

2.2                                 Sublicenses.

Except as set forth with respect to the existing Stratagene licensee in this subsection, LICENSEE may sublicense, directly or indirectly, through multiple tiers, the rights and licenses granted to LICENSEE in accordance with Section 2.1.  LICENSEE shall give written notice of each sublicense to LICENSOR promptly, and any such sublicense shall include terms of confidentiality at least as strict as those set forth in Section 6 below.  The rights of Stratagene to sublicense the rights granted hereunder shall be governed by the Stratagene License Agreement (Schedule E).

LICENSEE shall be liable for all acts and omissions of its sub-licensees which, if committed by LICENSEE, would constitute a breach of any of the covenants or obligations of LICENSEE in this  LICENSE AGREEMENT.

2.3                                 Retained Rights. Except as set forth in Sections 2.1 and 2.2 above, LICENSOR shall retain all other rights in PATENT RIGHTS.

3. Consideration for Grant of Rights.

3.1                                 In consideration of the license of the PATENT RIGHTS hereunder, upon execution of this LICENSE AGREEMENT, LICENSEE agrees to pay LICENSOR the non-refundable sum of Five Hundred Thousand U.S. Dollars (US$500,000.00).  No further royalties, payments, or other consideration will be exchanged between the parties in connection with the execution of this LICENSE AGREEMENT.

The foregoing sum shall not be subject to any future performance obligations of LICENSOR to LICENSEE and shall not be applicable against future services provided by LICENSOR to LICENSEE. The terms of this Clause 3 are independent and distinct from the other terms of this Agreement.  For the avoidance of doubt, the foregoing shall be without prejudice to LICENSOR’S other obligations under this LICENSE AGREEMENT which are assumed in consideration of LICENSEE’S other obligations hereunder.

4. Licensee Obligations.

4.1           Indemnification.

(a) Indemnity.  LICENSEE or its permitted sublicensees or any party acting on its behalf, shall indemnify, defend, and hold harmless ELAN and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, offered for sale, or imported pursuant to any right or license granted under this LICENSE AGREEMENT; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent directly attributable to the gross negligence or wilful misconduct of the Indemnitees.  LICENSEE’S indemnification obligations shall specifically extend to any such claim, suit, action or demand brought by a third party alleging that the making, using, selling, offering for sale or importing of a LICENSED PRODUCT infringes any intellectual property rights of a third party.

(b) Procedures.  The Indemnitees agree to provide LICENSEE with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this LICENSE AGREEMENT, but any delay in notification shall relieve LICENSEE of its liability to indemnify hereunder only to the extent that LICENSEE is actually prejudiced thereby.  LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitees to defend against any such claim.  The Indemnitees shall cooperate fully with LICENSEE in such defense and will permit LICENSEE to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at its own expense, if representation of such Indemnitee by the counsel retained by LICENSEE is deemed inappropriate because of perceived or potential conflicts in the interests of such Indemnitee and any other party represented by such counsel.  LICENSEE agrees to keep the Indemnitees informed of the progress in the defense and disposition of such claim and to consult with the Indemnitees with regard to any proposed settlement.  In defending against such claim, suit, action, demand or judgment, LICENSEE shall not take any position adverse to the validity of the PATENT RIGHTS without the prior written consent of  LICENSOR, which shall not be unreasonably refused.

4.2.          Use of ELAN Name.  LICENSEE and its AFFILIATES shall not use the name “Elan” or “Elan Drug Delivery Limited” or any variation of those names in connection with the marketing or sale of any LICENSED PRODUCTS without the prior written consent of ELAN.

4.3.          Marking of LICENSED PRODUCTS.  To the extent commercially feasible and consistent with prevailing business practices, LICENSEE shall mark, and shall cause its AFFILIATES to mark, all LICENSED PRODUCTS that are manufactured or sold under this LICENSE AGREEMENT with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

4.4           Orange Book Submission.  LICENSEE shall submit to the Food & Drug Administration, or other relevant agency, documents necessary to include in the Orange Book, or similar publication, each issued patent under the PATENT RIGHTS that applies to a LICENSED PRODUCT sold by LICENSEE.

4.5.          Compliance with Law.  LICENSEE shall comply with, and shall ensure that its AFFILIATES comply with, all local, state, and federal laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS.

4.6           Non-Assertion.  LICENSEE covenants and agrees not to assert outside the AVANT FIELD the Transferred Patent Applications and/or any patents issuing from any of the Transferred Patent Applications and/or any patents which are subsequently abandoned by LICENSOR and taken over by LICENSEE pursuant to the provisions of this LICENSE AGREEMENT, against ELAN, its AFFILIATES, successors, customers, and/or licensees (both current and future).  If LICENSEE assigns or licenses (except with respect to the Stratagene licensee mentioned above) or otherwise disposes of all or any of the patents or patent rights referred to in this Section 4.6, such assignment or license shall include a comparable non-assertion provision.

5. Patents and Infringement.

5.1.          Responsibility for PATENT RIGHTS.  In connection with LICENSOR’S prosecution of APPLICATIONS, LICENSOR shall, subject to subsection 5.3 below, use commercially reasonable efforts to obtain claims in the AVANT FIELD.  Limited to the extent related to the AVANT FIELD, LICENSOR shall generally keep LICENSEE informed about significant prosecution activities relating to the Elan Patent Applications and the Related UPT Applications and give LICENSEE personnel reasonable access to patent personnel of LICENSOR involved in or knowledgeable of such prosecution activities, with instructions to cooperate with LICENSEE as to matters relating to the Elan Patent Applications and Related UPT Applications and licenses granted pursuant to this LICENSE AGREEMENT.

5.2.          Cooperation.  If requested by the LICENSOR, the LICENSEE shall cooperate fully with the LICENSOR in the preparation, filing, prosecution, and maintenance of all PATENT RIGHTS.  In the same manner, LICENSOR shall cooperate fully with LICENSEE as reasonably necessary in preparation, filing, prosecution, and maintenance of applications added to Transferred Patent Applications subsequent to the Effective Date pursuant to Section 5.3 below.  Such cooperation includes, without limitation, (i) promptly executing all papers and instruments or requiring employees of LICENSOR or LICENSEE to execute such papers and instruments as reasonable and appropriate so as to enable LICENSOR or LICENSEE to file, prosecute, and maintain such PATENT RIGHTS in any country; and (ii) promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of any such PATENT RIGHTS (such as becoming aware of an additional inventor who is not listed as an inventor in a patent application).

5.3.          Abandonment.  LICENSOR shall have the right, but not the obligation, to continue to prosecute and maintain the APPLICATIONS and any patents issuing therefrom.  In the event that LICENSOR desires to abandon any patent or APPLICATION within the Elan Patent Applications (Schedule A) or the Related UPT Applications (Schedule B), LICENSOR shall, strictly subject to its other third party obligations:

(i) notify LICENSEE in advance and in a timely manner with respect to upcoming deadlines where LICENSOR is not intending to take steps to meet the deadline; and

(ii) give LICENSEE the opportunity to take over the prosecution and/or maintenance, at its own expense, of any such patent or APPLICATION.  In the event that LICENSOR elects not to continue prosecuting or maintaining an APPLICATION or any patent issuing therefrom in any jurisdiction, LICENSOR shall notify LICENSEE, and, subject to any third party agreements existing as of the date hereof, LICENSEE shall have the option to prosecute and/or maintain, at its own expense, such APPLICATION or patent in such jurisdictions.  LICENSOR agrees, subject to any third party agreements existing as of the date thereof, to assign to LICENSEE any such APPLICATION that LICENSEE elects to prosecute and/or maintain after LICENSOR’S decision to abandon.  LICENSOR agrees, upon LICENSEE’S request, and at LICENSEE’S expense, to execute all legal documents required for preparation, filing, prosecution, and maintenance of any APPLICATION or patent issuing therefrom for which LICENSEE has taken over prosecution and/or maintenance responsibility.  Any APPLICATION or patent transferred in accordance with this Section 5.3 from LICENSOR or LICENSEE shall be regarded as a patent or patent right belonging to the Transferred Patent Applications, and following such transfer such patents or patent rights shall be treated under this LICENSE AGREEMENT in accordance with the provisions herein relating to the Transferred Patent Applications (including but not limited to Section 4.6).

5.4.          Infringement.

(a) Notification of Infringement.  Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS, save that the LICENSOR shall be under no obligation to provide such notice to the LICENSEE in relation to any infringement in the ELAN FIELD.

(b) LICENSEE Right to Enforce.  LICENSEE, as the exclusive licensee in accordance with Section 2.1(1) in the AVANT FIELD, shall have the right, under its own control and at its own expense, to bring suit against any third party for infringement in the AVANT FIELD of the Related UPT Applications and the Elan Patent Applications.  Prior to

commencing any such action, LICENSEE shall consult with LICENSOR and shall consider the views of LICENSOR regarding the advisability of the proposed action and its effect on the public interest.  LICENSEE shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Subsection 5.4(b) without the prior written consent of LICENSOR, which consent shall not be unreasonably withheld or delayed.  LICENSEE shall not take any position adverse  to the validity of the Related UPT Applications or the Elan Patent Applications without first consulting with LICENSOR.  Any recovery obtained in an action under this Subsection 5.4(b) shall be distributed as follows: (i) LICENSEE shall be reimbursed for any expenses incurred in bringing and prosecuting the action, (ii) LICENSOR shall be reimbursed for any non-reimbursed expenses (see Subsection 5.4(f) below), and (iii) from any remaining recovery, LICENSEE shall receive seventy-five percent (75%) and LICENSOR shall receive twenty-five percent (25%).

(c) LICENSOR Right to  Enforce.  In the event that LICENSEE elects not to exercise its right of enforcement under Subsection 5.4(b) or fails to initiate an infringement action within nine months after it first becomes aware of the basis for such action, LICENSOR shall have the right to bring suit against any third party for infringement within the AVANT FIELD, under its sole control and at its sole expense, and any recovery obtained shall be distributed as follows: (i) LICENSOR shall be reimbursed for any expenses incurred in bringing and prosecuting the action, (ii) LICENSEE shall be reimbursed for any non-reimbursed expenses (see Subsection 5.4(f) below) and (iii) from any remaining recovery, LICENSOR shall receive one hundred percent (100%).  LICENSOR shall have the sole right to bring suit under PATENT RIGHTS against a third party for infringement in the ELAN FIELD, or to answer and defend a declaratory judgement action involving any PATENT RIGHTS, and any recovery obtained in such an action by LICENSOR shall be the sole property of LICENSOR.  LICENSOR shall have the unilateral right to enter into any settlement, consent judgment, or other voluntary final disposition of an infringement action under this Subsection 5.4(c), except that as part of such settlement, consent judgment, or other voluntary final disposition, LICENSOR shall not take a position adverse to the validity of the Related UPT Applications or the Elan Patent Applications without prior written consent of LICENSEE which shall not be unreasonably refused.

(d) LICENSEE Second Right to Enforce.  LICENSOR shall have the right, under its own control and at its own expense, to bring suit against any third party for infringement of PATENT RIGHTS outside the AVANT FIELD and outside the ELAN FIELD, and recovery obtained in such an action by LICENSOR shall be the sole property of LICENSOR.  LICENSOR shall have the unilateral right to enter into any settlement, consent judgment, or other voluntary final disposition of an infringement action under this Subsection 5.4(d), except that, as part of such settlement, consent judgment, or other voluntary final disposition, LICENSOR shall not take a position adverse to the validity of the Related UPT Applications or the Elan Patent Applications without prior written consent of LICENSEE which shall not be unreasonably refused.  In the event that LICENSOR elects not to exercise its right of enforcement under this Subsection 5.4(d) with respect to Related UPT Applications or Elan Patent Applications or fails to initiate an infringement action within nine months after it first becomes aware of the basis for such action under the Related UPT

Applications or Elan Patent Applications, subject to third party rights existing as of the date hereof, LICENSEE shall have the right to bring suit against any third party for infringement, under its sole control and at its sole expense; provided however, that LICENSEE shall not take any position adverse to the validity of the Related UPT Applications or Elan Patent Applications without  prior written consent of LICENSOR which shall not be unreasonably refused.  Any recovery for a suit brought by LICENSEE pursuant to this Subsection 5.4(d) shall be distributed as follows:  (i) LICENSEE shall be reimbursed for any expenses incurred in bringing and prosecuting the action, (ii) LICENSOR shall be reimbursed for any non-reimbursed expenses (see Subsection 5.4(f) below), and (iii) from any remaining recovery, LICENSEE shall receive one hundred percent (100%).

(e) LICENSEE shall have the sole right to bring suit under Transferred Patent Applications against a third party for infringement, or to answer and defend a declaratory judgement action involving any Transferred Patent Applications, and any recovery obtained in such an action by LICENSEE shall be the sole property of LICENSEE.  LICENSEE shall have the unilateral right to enter into any settlement, consent judgment, or other voluntary final disposition of an infringement action under this Subsection 5.4(e).

(f) Cooperation.  Each party agrees to cooperate fully in any action brought under this Section 5.4 that is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

6. Confidential Information; Publications; Publicity.

6.1.          Confidential Information.

(a) Designation.  Confidential Information that is disclosed pursuant to this LICENSE AGREEMENT in writing shall be marked with a legend indicating its confidential status (such as “Confidential” or “Proprietary”).  Confidential Information that is disclosed pursuant to this LICENSE AGREEMENT orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

(b) Obligations.  For a period of five (5) years after disclosure of any portion of Confidential Information, the Receiving Party shall (i) maintain such Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who have a need to know such Confidential Information; (ii) use such Confidential Information solely for the purposes of this LICENSE AGREEMENT; and (iii) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the purposes of this LICENSE AGREEMENT, with all such reproductions being also considered Confidential Information.

(c) Exceptions.  The obligations of the Receiving Party under Subsection 6.1(b) above shall not apply to any Confidential Information to the extent that the Receiving Party can demonstrate that such Confidential Information (i) was in the public domain prior to the time of its disclosure to the Receiving Party; (ii) entered the public domain after the time of its disclosure to the Receiving Party through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of or reference to the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this LICENSE AGREEMENT, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure and the Receiving Party cooperates in legal efforts to limit such disclosure.

(d) Ownership and Return.  The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) retains a proprietary interest in its Confidential Information in the possession of the Receiving Party.  Upon the expiration or termination of this LICENSE AGREEMENT, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this LICENSE AGREEMENT.

6.2. Publications.  Both parties and their employees will be free to publicly disclose (through journals, lectures, or otherwise) the results of any research relating to the subject matter of the PATENT RIGHTS.

6.3.          Publicity Restrictions.

(a)  The specific terms of this LICENSE AGREEMENT are confidential and shall not be disclosed to a third party without the prior written approval of the other party, except that either party may disclose this LICENSE AGREEMENT (1) to its  AFFILIATES and professional advisers or in connection with the sale or proposed sale of all or substantially all of the assets related to the subject matter of this LICENSE AGREEMENT; and (2) in any prospective, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation.  To the extent disclosure of this LICENSE AGREEMENT, or the terms thereof, is required by law, the disclosing party shall take all reasonable steps necessary to preserve the continued confidentiality of this LICENSE AGREEMENT.

(b)  Except as set forth above in Subsection 6.3(a), neither party will, without the prior written consent of the other party, issue any press release or promotional material or make any other public announcement or furnish any public statement to any person concerning this LICENSE AGREEMENT.

7. Term and Termination.

7.1.          Term.  This LICENSE AGREEMENT shall commence on the Effective Date and shall remain in effect on a country by country basis until the expiration of the last to expire of any patent issuing from the APPLICATIONS in that country.

7.2.          Voluntary Termination by LICENSEE.  LICENSEE shall have the right to terminate this LICENSE AGREEMENT, for any reason, upon ninety (90) days prior written notice to LICENSOR.  In the event that LICENSEE terminates this LICENSE AGREEMENT under this Section 7.2., all licensed rights granted to LICENSEE, including those granted for the benefit of Stratagene, shall revert to LICENSOR.  Voluntary termination by LICENSEE under this Section 7.2 shall not reverse any assignment of PATENT RIGHTS that has occurred pursuant to Section 5.3 above.

7.3.          Termination for Default.  In the event that either party commits a material breach of its obligations under this LICENSE AGREEMENT and fails to cure that breach within sixty (60) days after receiving written notice thereof, the other party may initiate executive discussions regarding resolution of the breach.  If these good-faith discussions fail to yield a resolution of the breach within another sixty (60) day period, the other party may terminate this LICENSE AGREEMENT upon written notice to the party in breach.

7.4.          Termination by LICENSOR.  In the event that LICENSEE institutes legal action against LICENSOR challenging the validity, ownership or scope of the PATENT RIGHTS, LICENSOR shall be entitled to terminate this LICENSE AGREEMENT by written notice, with respect to the PATENT RIGHTS so challenged.

7.5.          Force Majeure.  Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation, fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this LICENSE AGREEMENT with reasonable dispatch whenever such causes are removed.

7.6.          Effect of Termination.  The following provisions shall survive the expiration or termination of this LICENSE AGREEMENT: Articles 1 and 8; Sections 4.1, 4.4, 4.5, 4.6, 6.1, 6.3, and 7.6.  Upon the early termination of this LICENSE AGREEMENT, LICENSEE and its AFFILIATES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that  LICENSEE and its AFFILIATES complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within one year after the effective date of termination.  Upon the termination of this LICENSE AGREEMENT pursuant to the terms and conditions herein, LICENSEE and its AFFILIATES shall stop using all LICENSED PRODUCTS and stop practicing LICENSED PROCESSES except as permitted in the preceding sentence; and any sublicense granted hereunder shall automatically terminate.

8. Dispute Resolution.

In the event of any dispute arising out of or relating to this LICENSE AGREEMENT, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within thirty (30) days after the date of such notice (the “Notice Date”).  Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within sixty (60) days after the Notice Date and attempt to negotiate a settlement.  In the absence of settlement the parties shall have the liberty to resort to the courts under the jurisdiction of the State of  New York.

9. Miscellaneous.

9.1.          Representations and Warranties.

(a) LICENSOR represents and warrants that it is owner of the entire right, title, and interest in the Elan Patent Applications and the Elan Stabilization Patents and that it has authority to grant the rights and licenses set forth in this LICENSE AGREEMENT.  LICENSOR MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Specifically, LICENSOR makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, (ii) that the exploitation of the PATENT RIGHTS or manufacture, use, sale, offer for sale, or importation of any LICENSED PRODUCT will not infringe any patents or other intellectual property rights of a third party, and (iii) that any third party is not currently infringing or will not infringe the PATENT RIGHTS.

(b) LICENSEE represents and warrants that it is prepared to receive and, upon the execution of an Asset Purchase Agreement of even date between OCM Principal Opportunities Fund, L.P., UPT Asset Holdings, LLC and Avant, will receive the entire right, title, and interest in the Transferred Patent Applications and that it has authority to grant the rights and covenants set forth in this LICENSE AGREEMENT.  LICENSEE MAKES NO OTHER WARRANTIES CONCERNING THE TRANSFERRED PATENT APPLICATIONS, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Specifically, LICENSEE makes no warranty or representation (i) regarding the validity or scope of the Transferred Patent Applications, (ii) that the exploitation of the Transferred Patent Applications or manufacture, use, sale, offer for sale, or importation of any products thereunder will not infringe any patents or other intellectual property rights of a third party, and (iii) that any third party is not currently infringing or will not infringe patent rights encompassed by the Transferred Patent Applications.

9.2.          Counterparts.  This LICENSE AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

9.3.          Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this LICENSE AGREEMENT.

9.4.          Binding Effect.  This LICENSE AGREEMENT shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9.5.          Assignment.  This LICENSE AGREEMENT may not be assigned by LICENSEE without the prior written consent of LICENSOR, except that either party may assign this LICENSE AGREEMENT without consent of the other party to an AFFILIATE or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this LICENSE AGREEMENT relates.

9.6.          Amendment and Waiver.  This LICENSE AGREEMENT may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

9.7.          Governing Law.  This LICENSE AGREEMENT shall be governed by and construed in accordance with the laws of the State of  New York irrespective of any conflicts of law principles.

9.8.          Notice.  Any notices required or permitted under this LICENSE AGREEMENT shall be in writing, shall specifically refer to this LICENSE AGREEMENT, and shall be sent by hand, recognized international courier, confirmed facsimile transmission, or registered or certified mail, to the following addresses or facsimile numbers of the parties:

If to LICENSEE:

Una S. Ryan, Ph.D.

President and CEO

AVANT Immunotherapeutics, Inc.

119 Fourth Avenue

Needham, MA 02494

U.S.A.

Tel:                            (781) 433-0771

Fax:                           (781) 433-0262

If to LICENSOR:

Mr Rajan Uppal

Senior Vice President

Elan Drug Delivery Limited

1 Mere Way

Ruddington

Nottingham  NG11 6JS

England

Tel:                            (+44) (0)115-974 7474

Fax:                           (+44) (0)115-974 8420

All notices under this LICENSE AGREEMENT shall be deemed effective upon receipt.  A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

9.9. Severability.  In the event that any provision of this LICENSE AGREEMENT shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this LICENSE AGREEMENT, and the parties shall negotiate in good faith to modify the LICENSE AGREEMENT to preserve (to the extent possible) their original intent.  If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 8.

9.10. Entire Agreement.  This LICENSE AGREEMENT constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this LICENSE AGREEMENT to be executed by their duly authorized representatives as of the date first written above.

AVANT IMMUNOTHERAPEUTICS, INC.		ELAN DRUG DELIVERY LTD.

By:	/s/ Una S. Ryan, Ph.D.	By:	/s/ Rajan Uppal
Name:	Una S. Ryan, Ph.D.	Name:	Rajan Uppal
Title:	President and CEO	Title:	Director

ATTACHMENTS:

Schedule A.                               Elan Patent Applications

As of December 20, 2002

Foamed Glass Matrices

a)	European Patent Office		Appl. No. 96917569.4	(7 Jun 96)

b)	United States		Appl. No. 08/923783	(7 Jun 95)

c)	Israel	Pat. No. 122482 (30 Jan 00)	Appl. No. 122482	(7 Jun 96)

d)	Mexico		Appl. No. 9709716	(7 Jun 96)

e)	Norway		Appl. No. 975773	(7 Jun 96)

f)	Japan		Appl. No. 500235/97	(7 Jun 96)

g)	Poland		Appl. No. P323902	(7 Jun 96)

h)	Canada		Appl. No. 2223438	(7 Jun 96)

i)	China		Appl. No. 96194617.2	(7 Jun 96)

j)	Australia	Pat. No. 713599 (23 Mar 00)	Appl. No. 60098/96	(7 Jun 96)

k)	New Zealand	Pat. No. 309841 (8 Feb 00)	Appl. No. 309841	(7 Jun 96)

l)	ARIPO	Pat. No. AP852 (30 Jun 00)	Appl. No. AP/P/97/01151	(7 Jun 96)

m)	Brazil		Appl. No. PI9609188.6	(7 Jun 96)

n)	Singapore	Pat. No. 51104 (19 Dec 00)	Appl. No. 9705893-7	(7 Jun 96)

o)	Slovak Republic		Appl. No. PV 1675/97	(7 Jun 96)

p)	Czech Republic		Appl. No. PV 3912-97	(7 Jun 96)

as well as any substitutes, divisionals, continuations, continuations-in-part, or reissue applications that claim priority to any of the above patents or patent applications, and any foreign counterparts of any of the foregoing.

Schedule B.                               Related UPT Applications

As of December 20, 2002

1)              Preservation by Foam Formation (patent in interference)

a)	United States	Pat. No. 5,766,520(16 June 98)	Appl. No. 08/785,473	(17 Jan 97)
b)	Australia	Pat. No. 714328 (6 April 00)	Appl. No. 36606/97	(14 July 97)
c)	Brazil		Appl. No. PI9711808-7	(14 July 97)
d)	Canada		Appl. No. 2260233	(14 July 97)
e)	China		Appl. No. 97196422.X	(14 July 97)
f)	Czech Republic		Appl. No. PV79-99	(14 July 97)
g)	Eurasian Regional	Pat. No. 001138 (17 July 00)	Appl. No. 199900268/26	(14 July 97)
h)	European Regional		Appl. No. 97933415.8	(14 July 97)
i)	Hungary		Appl. No. P9903917	(14 July 97)
j)	Israel	Pat. No. 127971 (16 Dec 01)	Appl. No. 127971	(14 July 97)
k)	Japan		Appl. No. 506201/1998	(14 July 97)
l)	Korea		Appl. No. 1019997000253	(14 July 97)
m)	Mexico		Appl. No. 990592	(14 July 97)
n)	Norway		Appl. No. P990158	(14 July 97)
o)	New Zealand	Pat. No. 333738 (11 Jan 01)	Appl. No. 333738	(14 July 97)
p)	Poland		Appl. No. P331174	(14 July 97)
q)	Singapore	Pat. No. 61161 (24 May 01)	Appl. No. 9900222-2	(14 July 97)
r)	Turkey	Pat. No. 199900127 (21 Dec 99)	Appl. No. 99/00127	(14 July 97)
s)	Ukraine		Appl. No. 99-02-0968/N	(14 July 97)

2)              Scalable Long-Term Shelf Preservation (CIP of Foam patent)

a)	United States	Appl. No. 08/979,458	(26 Nov 97)
b)	Canada	Appl. No. 2312233	(26 Nov 97)
c)	Chile	Appl. No. 2859-98	(25 Nov 97)
d)	China	Appl. No. 97182498.3	(26 Nov 97)
e)	European Regional	Appl. No. 97948550.5	(26 Nov 97)
f)	India	Appl. No. 2064/CAL/98	(23 Nov 97)
g)	Japan	Appl. No. 522213/2000	(26 Nov 97)
h)	Mexico	Appl. No. 5123	(26 Nov 97)
i)	Russia	Appl. No. 2000112399/20	(26 Nov 97)
j)	Saudi Arabia	Appl. No. 99191193	(11 Mar 99)
k)	Thailand	Appl. No. 047344	(24 Nov 97)

3)              Industrial Scale Barrier Technology For Preservation

a)	United States	Pat. No. 6,306,345 (23 Oct 01)	Appl. No. 09/306,137	(6 May 99)
b)	Canada		Appl. No. 2360032	(5 Jan 00)
c)	European Regional		Appl. No. 00903099.0	(5 Jan 00)
d)	Japan		Appl. No. 2000-592394	(5 Jan 00)

4)              Industrial Scale Barrier Technology For Preservation (CIP)

a)	United States	Appl. No. 09/589,381	(7 Jun 00)
b)	PCT	Appl. No. US00/19667	(19 Jul 00)

5)              Vacuum Control System for Foam Drying Apparatus

a)	United States	Appl. No. 09/869,886	(5 Jul 01)
b)	Canada	Appl. No. 2360112	(5 Jan 00)
c)	European Regional	Appl. No. 00903104.8	(5 Jan 00)
d)	Japan	Appl. No. 2000-592581	(5 Jan 00)

6)              Long-Term Shelf Preservation by Vitrification

a)	United States	Appl. No. 09/734,970	(17 Jan 97)
b)	Canada	Appl. No. 2256333	(28 May 97)
c)	European Regional	Appl. No. 97927769.6	(28 May 97)
d)	Japan	Appl. No. 542857/1997	(28 May 97)

7)              Formulation of Preservation Mixtures (α-methyl glucose)

a)	United States	Appl. No. 09/721,609	(22 Nov 00)
b)	Australia	Appl. No. 17986/01	(22 Nov 00)
c)	Brazil	Appl. No. PI0015738-4	(22 Nov 00)
d)	Canada	Appl. No.	(22 Nov 00)
e)	China	Appl. No. 00817902.6	(22 Nov 00)
f)	Czech Republic	Appl. No. PV2002-1835	(22 Nov 00)
g)	European Regional	Appl. No. 00980766.0	(22 Nov 00)
h)	Hungary	Appl. No. P9903917	(22 Nov 00)
i)	Israel	Appl. No. 149778	(22 Nov 00)
j)	India	Appl. No. INPCT0200779	(22 Nov 00)
k)	Japan	Appl. No. 2001-539285	(22 Nov 00)
l)	Korea	Appl. No. 1020027006561	(22 Nov 00)
m)	Mexico	Appl. No. 2002005115	(22 Nov 00)
n)	New Zealand	Appl. No. 519367	(22 Nov 00)
o)	Singapore	Appl. No. 200202945-2	(22 Nov 00)

8)              Preservation and Formulation in Hydrophobic Carriers

a)	United States	Appl. No. 10/130,840	(20 May 02)
b)	PCT	Appl. No. US00/32071	(22 Nov 00)

9)              Preservation of Bacterial Cells (Modified Fermentation)

a)	United States	Appl. No. 10/089,003	(22 Mar 02)
b)	Canada	Appl. No. 2382061	(21 Aug 00)
c)	European Regional	Appl. No. 00969011.6	(21 Aug 00)

10)        Methods of Forming a Humidity Barrier (Notice of Allowance 10/22/02)

a)	United States	Appl. No. 09/694,630	(23 Oct 00)

11)        Loading And Unloading Of Permeating Protectants For Cryopreservation

a)	United States	Appl. No. 09/194,397	(4 Mar 99)
b)	Canada	Appl. No. 2256714	(29 May 97)
c)	European Regional	Appl. No. 97928712.5	(29 May 97)
d)	Japan	Appl. No. 542954/1997	(29 May 97)

12)        Vitrification Solutions for Cryopreservation

a)	United States	Appl. No. 09/254,563	(5 Mar 99)
b)	European Regional	Appl. No. 97940831.7	(5 Sep 97)
c)	Israel	Appl. No. 128855	(5 Sep 97)
d)	Japan	Appl. No. 512916/1998	(5 Sep 97)

as well as any substitutes, divisionals, continuations, continuations-in-part, or reissue applications that claim priority to any of the above patents or patent applications, and any foreign counterparts of any of the foregoing.

Schedule C.                               Elan Stabilization Patents

As of December 23, 2002

Client Reference	Country	Application Number	Application Date	Publication No.	Grant Date

QS1	Australia	61363/86	09/07/1986	591160
QS1	Austria	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Belgium	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Canada	531500	09/03/1987	1307485
QS1	Denmark	1207/87	09/07/1986	170173
QS1	France	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Germany	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Italy	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Japan	503940/61	09/07/1986	2140344
QS1	Luxembourg	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Netherlands	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Sweden	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	Switzerland	86904281.2	09/07/1986	EP0229810	16/10/91
QS1	UK	8704890.6	09/07/1986	2187191
QS1	United States of America	026695	09/07/1986	4981319

QS2	Argentina	313044	20/01/1989	240255
QS2	Austria	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Belgium	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Canada	588875	23/01/1989	1333562
QS2	Czechoslovakia	PV 402-89	20/01/1989	276472
QS2	France	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Germany	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Italy	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Japan	1-501732	18/01/1989	2135928
QS2	Luxembourg	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Netherlands	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Spain	8900206	20/01/1989	8900206
QS2	Sweden	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	Switzerland	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	UK	89901874.1	18/01/1989	EP0357709	29/09/93
QS2	United States of America	07/411473	18/01/1989	5149653

QS12	European Patent Office	97947793.2	05-Dec-97
QS12	United States of America	08/985343	35768	6468782

QS12	India	932/Del/2002	05-Dec-97
QS12	South Africa	97/10974	05-Dec-97		31-Mar-99
QS12	Australia	54034/98	05-Dec-97		12-Oct-00
QS12	Canada	2272821	05-Dec-97
QS12	China	97180328.5	05-Dec-97
QS12	Japan	10-525367	05-Dec-97
QS12.1	United States of America	10/215060	04-Dec-97

QD1	European Patent Office	95927856.5	04-Aug-95
QD1	United States of America	08/349029	02-Dec-94	6290991	18-Sep-01
QD1	Australia	71864/98	04-Aug-95		28-Oct-99
QD1.1	United States of America	09/628380	02-Dec-94	6331310	18-Dec-01
QD1.2	United States of America	09/945180	02-Dec-94
QD1.1 (Glaxo)	United States of America	10/280468	02-Dec-94
QD1/2	Poland	P318898	04-Aug-95
QD1/2	Japan	506345/96	04-Aug-95
QD1/2.1	European Patent Office	01116638.6	04-Aug-95
QD2	European Patent Office	01116637.8	04-Aug-95
QD2	Brazil	PI1100784.2	12-May-97
QD2	Romania	97-00293	13-Feb-97
QD2	United States of America	09/755737	04-Aug-95
QD2	Czech Republic	PV 476/97	04-Aug-95
QD2	Australia	31851/95	04-Aug-95		01-Oct-98
QD2	Canada	2197982	04-Aug-95
QD2	China	95195496.2	04-Aug-95
QD2	Estonia	P19970006-2	04-Aug-95		19-Feb-02
QD2	Finland	970867	04-Aug-95
QD2	Hungary	P9800694	04-Aug-95
QD2	New Zealand		04-Aug-95	290896
QD2	Norway	P971688	04-Aug-95
QD2	Russian Federation	97103529	04-Aug-95		10-Jan-02
QD2	Singapore	9700739.7	04-Aug-95		22-Feb-99
QD2	Mexico	97134	04-Aug-95
QD2	Slovak Republic	PV 277/97	04-Aug-95

QPA5	European Patent Office	94921046.2	19-Jul-94	EP063947
QPA5	Austria	94921046.2	19-Jul-94
QPA5	Belgium	94921046.2	19-Jul-94
QPA5	Switzerland	94921046.2	19-Jul-94
QPA5	Germany	94921046.2	19-Jul-94
QPA5	Denmark	94921046.2	19-Jul-94
QPA5	Spain	94921046.2	19-Jul-94
QPA5	France	94921046.2	19-Jul-94
QPA5	Greece	94921046.2	19-Jul-94
QPA5	Ireland	94921046.2	19-Jul-94
QPA5	Italy	94921046.2	19-Jul-94
QPA5	Luxembourg	94921046.2	19-Jul-94
QPA5	Monaco	94921046.2	19-Jul-94
QPA5	Netherlands	94921046.2	19-Jul-94
QPA5	Portugal	94921046.2	19-Jul-94
QPA5	Sweden	94921046.2	19-Jul-94
QPA5	Australia	71920/94	19-Jul-94		02-Jul-98
QPA5	United States of America	08/397270	19-Jul-94	5728574	17-Mar-98

QPA2	United Kingdom	Not Yet Known	19-Dec-02

as well as any substitutes, divisionals, continuations, continuations-in-part, or reissue applications that claim priority to any of the above patents or patent applications, and any foreign counterparts of any of the foregoing.

Schedule D.                               Transferred Patent Applications

As of December 20, 2002

1)            Bulk Drying and Bubble Nucleation

a)	United States	Appl. No. 10/274,719	(18 Oct 02)

2)            Preservation of Competent Bacteria

a)	PCT	Appl. No. US02/14552	(7 May 02)

3)            Scalable Long-Term Shelf Preservation

a)	Australia		Appl. No. 54596/98	(26 Nov 97)
b)	Korea		Appln. No. 1020007005794	(26 Nov 97)
c)	South Africa	Pat. No. 98/10789 (29 Sep 99)	Appl. No. 98/10789	(25 Nov 98)

as well as any substitutes, divisionals, continuations, continuations-in-part, or reissue applications that claim priority to any of the above patent applications, and any foreign counterparts of any of the foregoing.

Schedule E.                                 [Stratagene License Agreement plus amendment document]